UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004 (April 29, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On April 29, 2004, National Health Realty, Inc. announced the appointment of Dr. James Paul Abernathy and Joel H. Jobe to its board of directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: April 29, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated April 29, 2004

EXHIBIT 99

For Release April 29, 2004

Contact: Gerald Coggin, Sr. V. P. Corporate Relations

Phone: (615) 890-9100

NHR Names Abernathy and Jobe to Board of Directors

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term investments, has named Dr. James Paul Abernathy and Joel H. Jobe to its board of directors.

Dr. Abernathy is a retired general surgeon who was in private practice at Murfreesboro Medical Clinic from 1971 until his retirement in 1995. In addition, he served as a general practice physician for the Hazard Memorial Hospital in Hazard, Ky. Lt. Col. Abernathy served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine, holds membership in the Southern Medical Society, and is a Fellow in the American College of Surgeons. In 2003, Dr. Abernathy was named to the National HealthCare Corporation board of directors replacing Dr. Olin Williams who died suddenly earlier that year.

Joel Jobe, CPA, CMPE is a partner in the CPA firm of Jobe, Hastings & Associates in Murfreesboro. He has over 30 years of experience in health care accounting including long-term care, Medicare/Medicaid cost reporting, business valuations and general management consulting including operating and financial management services. Jobe also has expertise in performing auditing and accounting services for the construction industry, including land development, business valuations, and apartment complex tax and business plans. Jobe holds memberships in the American Institute of Certified Public Accountants, the Tennessee Society of Certified Accountants, the Institute of Management Accountants, and the Healthcare Financial Management Association. He is past Chairman of the Rutherford County Chamber of Commerce, and in 1997, during the legislative session, served on the committee to upgrade the accountancy law in Tennessee.

"The addition of Paul Abernathy and Joel Jobe to the NHR Board adds additional strength and expertise to our team," NHR Chairman Andy Adams said. "Their experience in both the medical and accounting fields will be a significant asset to our future development."

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.9 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.